UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 1, 2024

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

Wisconsin	001-7635	39-0667110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 East Erie Street, Suite 400	Milwaukee, Wisconsin 53202

(Address of principal executive offices)

Registrant's telephone number, including area code:         (262) 638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (No Par Value)	TWIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                                                                                                                                                                              ☐

Item 1.01         Entry into a Material Definitive Agreement.

On April 1, 2024, Twin Disc, Incorporated (the “Company”) entered into Amendment No. 10 to Credit Agreement (the “Tenth Amendment”) that amends and extends the Credit Agreement dated as of June 29, 2018, as amended (the “Credit Agreement”) between the Company and BMO Harris Bank, N.A. (the “Bank”). Capitalized terms in this Current Report that are not otherwise defined herein are defined in the Credit Agreement, as amended.

Pursuant to the Credit Agreement, as in effect prior to the Tenth Amendment, the Bank made a Term Loan to the Company in the principal amount of $20,000,000, and the Company may, from time to time prior to the maturity date, enter into Revolving Loans in amounts not to exceed, in the aggregate and subject to a Borrowing Base, $40,000,000 (the “Revolving Credit Commitment”). The Credit Agreement also allows the Company to obtain Letters of Credit from the Bank, which if drawn upon by the beneficiary thereof and paid by the Bank, would become Revolving Loans.

The Tenth Amendment increased the Revolving Credit Commitment from $40,000,000 to $45,000,000, and also increased the Borrowing Base for Revolving Loans from the sum of (a) 85% of outstanding unpaid Eligible Receivable and (b) the lesser of $30,000,000 and 50% of Eligible Inventory to the sum of (a) 85% of outstanding unpaid Eligible Receivables and (b) the lesser of $35,000,000 (reduced to $32,500,000 beginning with the first quarter of the 2026 fiscal year) and 60% of Eligible Inventory (reduced to 55% of Eligible Inventory beginning with the third quarter of the 2025 fiscal year, and 50% of Eligible Inventory beginning with the first quarter of the 2026 fiscal year).

The Company intends to use the increased borrowing capacity under the Credit Agreement to help finance its previously-announced proposed acquisition of Katsa Oy by TD Finland Holding Oy, a wholly-owned subsidiary of the Company. The Tenth Amendment specifically permits the Company to use Revolving Loans for the Katsa Oy acquisition. In addition, in determining whether the Company is in compliance with its Total Funded Debt/EBITDA Ratio, the Company’s EBITDA will include transaction expenses of up to $600,000 for the Katsa Oy acquisition, as well as pro-forma EBITDA of Katsa Oy as permitted by the Bank.

The Tenth Amendment also extended the Credit Agreement through April 1, 2027, and extended the maturity date of the Term Loan and the Term Loan Commitment Date to April 1, 2027. Prior to the Tenth Amendment, the Credit Agreement was scheduled to terminate as of June 30, 2025, and the Term Loan and Term Loan Commitment Date were scheduled to mature/terminate on March 4, 2026.

The Tenth Amendment also increased the Applicable Margins under the Credit Agreement for purposes of determining interest rates on Revolving Loans, Letters of Credit, Term Loans, and the Unused Revolving Credit Commitment. Prior to the Tenth Amendment, the Applicable Margins were between 1.25% and 2.75% for Revolving Loans and Letters of Credit; 1.375% and 2.875% for Term Loans; and .10% and .15% for the Unused Revolving Credit Commitment (each depending on the Company’s Total Funded Debt to EBITDA ratio). Under the Tenth Amendment, the Applicable Margins are between 2% and 3.5% for Revolving Loans and Letters of Credit; 2.125% and 3.625% for Term Loans; and .15% and .3% for the Unused Revolving Credit Commitment (each depending on the Company’s Total Funded Debt to EBITDA ratio).

The Tenth Amendment also increases the amount of Restricted Payments that the Company may make in the form of cash dividends, distributions, purchases, redemptions or other acquisitions of its common stock from $3,000,000 to $5,000,000 in any fiscal year.

The above description of the Tenth Amendment is qualified in its entirety by reference to Amendment No. 10 to Credit Agreement and the Fourth Amended and Restated Revolving Note, copies of which are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Amendment No. 10 to June 29, 2018 Credit Agreement between Twin Disc, Incorporated and BMO Harris Bank, N.A.

1.2	Fourth Amended and Restated Revolving Note

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2024	Twin Disc, Incorporated

/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President - Finance, Chief Financial Officer, Treasurer & Secretary